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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                             --------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             PAPER WAREHOUSE, INC.
             (Exact name of registrant as specified in its charter)

               Minnesota                                41-1612534
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


                          7630 Excelsior Boulevard
                           Minneapolis, Minnesota
                  (Address of principal executive offices)

                                    55426
                                 (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)(2) please check the following box. /X/

Securities Act registration statement file number to which this form relates:
333-36911

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class          Name of Each Exchange on Which
to be so Registered          Each Class is to be Registered
-------------------          ------------------------------
None.

Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, $0.01 par value per share
                               (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Paper Warehouse, Inc., a Minnesota corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock - Common Stock" in the Registrant's Registration Statement on Form S-1, Registration No. 333-36911, is incorporated herein by reference.

ITEM 2.   EXHIBITS

1. Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 Registration No. 333-36911).

2. Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Registration No. 333-36911).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  Paper Warehouse, Inc.


                                  By: /s/ Yale T. Dolginow
                                     ------------------------
                                      Yale T. Dolginow
                                      Chief Executive Officer


Dated: November 6, 1997


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